UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

AMJ Global Technology
(Exact name of registrant as specified in its charter)

Nevada	333-194055	33-1230169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2470 E Flamingo Rd., Suite A

Las Vegas, NV  89121

(Address of principal executive offices)

(818) 853-7033

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about March 26, 2024, (i) Robert Stutman was appointed as a member of the Board of Directors of AMJ Global Technology, a Nevada corporation (the “Company”); (ii) Adrian Neilan was appointed as a member of the Company’s Board of Directors; (iii) Jesse Anglen was appointed as a member of the Company’s Board of Directors; (iv) Vern Barkdull was appointed as a member of the Company’s Board of Directors; (v) Roman Phifer was appointed as an Advisor to the Company; and (vi) Wendell Johnson was appointed as an Advisor to the Company.

Robert Stutman, age 81, had a 25-year career as one of America’s highest-profile law enforcement officers as head of the Drug Enforcement Administration’s New York office. From 1998 to 2003, he was the CEO of Substance Abuse Technology, before it was sold to Steve Cohen, and since 2003, he has been the CEO of the Stuman Group. As founder of The Stutman Group, he speaks to thousands of individuals annually, including major corporations and medical professionals. He has worked as a special consultant on substance abuse for CBS and PBS News and has worked as a drug consultant on a number of films and documentaries. He has traveled with the DEA to 73 countries and has met and discussed drugs with First Lady Nancy Reagan and three sitting presidents: George H.W. Bush, Ronald Reagan, and Bill Clinton.

Adrian Neilan, age 54, is a senior leader with international experience and an exemplary career, driving business growth through innovation and transformation across high-profile diverse multi-sector businesses including some of the world's most recognized and well-loved brands – Deepbridge Capital LLP, Trinity College Dublin, Greyhound Racing Ireland and NYSE listed Hewlett-Packard. From January 2014 through November 2019, he was Commercial Director of Trinity College Dublin (Ireland), and since November 2019, he has been the COO of Deepbridge Capital (UK). He obtained a BA in Engineering from Trinity College, Dublin, a MSC in Computer Science from Trinity College, Dublin, and an MBA from Dublin City University.

Jesse Anglen, age 37, is Co-Founder of Rapid Innovations and a visionary entrepreneur who has been shaping the future of entrepreneurship for over a decade, with a focus on the cutting-edge web3 space. His instrumental role in revolutionizing the software development landscape began with a career in real estate, but in 2014, Jesse transitioned into the realms of blockchain and cryptocurrency, engaging with industry titans like Vitalik Buterin of Ethereum and Charlie Lee of Litecoin. Jesse founded Rapid Innovation, a web3 blockchain and AI software development firm that harnesses the power of more than 300 brilliant minds. From February 2018 through January 2019, Jesse was the Managing Development of the Peg Protocol and Project Team Lead at Peg Network. Since January 2019, Jess has been the CEO of Rapid Innovations.

Vern Barkdull, age 47, has been in the financial industry for over 25 years. Vern has a unique background spanning the three financial fields of banking, insurance, and investments. He began his career in banking serving as the CFO of a credit union managing Corporate Investments, ALM, and Risk Management. He then joined an investment banking firm as a partner focusing on M&A, Angel Investing and assisting companies to move from the private to the public sector. Vern then partnered with his family’s insurance and investment brokerage firm, which has several hundred insurance agents nationwide. Since 2008, Vern has been the Co-Owner and partner of Barkdull Financial, and he holds insurance and securities licenses.

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Roman Phifer was hired by the Denver Broncos as Senior Personnel Executive on May 18, 2021. A 21-year NFL veteran as a player/coach/scout and a three-time Super Bowl-champion linebacker, Phifer spent the 2021 campaign assisting the pro and college scouting department. Phifer spent the previous three seasons (2018-20) with the Detroit Lions as West Coast Area Scout. Previously, Phifer worked as Director of Player Development at his alma mater, UCLA, from 2016-17 and oversaw aspects of day-to-day player welfare and life skills. He also worked closely with the university's staff to monitor scholastic progress and was the primary facilitator for the Bruins’ football community outreach. As an All-American linebacker at UCLA, Phifer was selected by the Los Angeles Rams in the second round (31st overall) of the 1991 NFL Draft. He played eight seasons (1991-98) with the Rams before going on to play with the N.Y. Jets (1999-2000), New England (2001-04) and N.Y. Giants (2005). A four-time Pro Bowl alternate (‘95, ‘96, ‘01, '03), Phifer was a part of three Super Bowl-winning teams with the Patriots (2002, '04-05). During his 15-year NFL playing career, Phifer appeared in 212 regular-season games (177 starts) and totaled 1,123 tackles (858 tackles), 29 sacks (181.5 yds.), 11 interceptions, 65 passes defensed, 12 forced fumbles and eight fumble recoveries. He added 42 tackles (30 solo) in nine career postseason games (7 starts).

Wendell Johnson is a co-founder of We The Culture, LLC, a web3 entertainment studio that specializes in NFT production, Metaverse building, blockchain construction, and decentralized ID.  Before devoting his work full-time to We The Culture, Johnson served as tour manager/artist manager for one of the most successful Hip Hop labels ever whose clients include Drake, Lil Wayne, Nicki Minaj, Tyga, DJ Khaled, and Birdman. He also manages rapper, songwriter, and producer Warren G.. Johnson has successfully structured, organized, and led tours in multiple markets for consecutive years. He is currently a thought leader in the NFT space, writer, and director of film, podcast host, husband and consultant for major production companies and artists.

On or about March 26, 2024, the Company entered into a Board Member Agreement with Mr. Stutman pursuant to which Mr. Stutman would act as a member of the Board of Directors of the Company for at least one year, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

On or about March 26, 2024, the Company entered into a Board Member Agreement with Mr. Neilan pursuant to which Mr. Neilan would act as a member of the Board of Directors of the Company for at least one year, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

On or about March 26, 2024, the Company entered into a Board Member Agreement with Mr. Anglen pursuant to which Mr. Stutman would act as a member of the Board of Directors of the Company for at least one year, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

On or about March 26, 2024, the Company entered into a Board Member Agreement with Mr. Barkdull pursuant to which Mr. Barkdull would act as a member of the Board of Directors of the Company for at least one year, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

On or about March 26, 2024, the Company entered into an Advisory Board Member Agreement with Mr. Phifer pursuant to which Mr. Phifer would act as a member of the Board of Advisors of the Company, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

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On or about March 26, 2024, the Company entered into an Advisory Board Member Agreement with Mr. Johnson pursuant to which Mr. Johnson would act as a member of the Board of Advisors of the Company, and would be compensated 100,000 shares of Company common stock for the first year’s performance under the agreement, and an additional 100,000 shares of Company common stock on the one-year anniversary of the agreement.

The foregoing descriptions of each of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, filed as Exhibits 10.1-10.6 hereto and incorporated by reference in this report.

Item 9.01.   Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Board Member Agreement, by and between the Company and Robert Stutman, dated March 26, 2024
10.2	Board Member Agreement, by and between the Company and Adrian Neilan, dated March 26, 2024
10.3	Board Member Agreement, by and between the Company and Jesse Anglen, dated March 26, 2024
10.4	Board Member Agreement, by and between the Company and Vern Barkdull, dated March 26, 2024
10.5	Advisory Board Member Agreement, by and between the Company and Roman Phifer, dated March 26, 2024
10.6	Advisory Board Member Agreement, by and between the Company and Wendell Johnson, dated March 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMJ Global Technology

Dated: April 1, 2024	By:	/s/ Arthur Malone, Jr.
Dr. Arthur Malone, Jr.
Chief Executive Officer

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